UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2014

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On July 3, 2014, various amendments were made to the John Sperling Voting Stock Trust, now known as the Apollo Class B Voting Stock Trust No. 1, which holds approximately 51% of the outstanding Class B common shares of Apollo Education Group, Inc. (“we,” “our,” “us” or “Apollo”). The Class B shares are the only outstanding class of Apollo voting stock.

Previously, the Voting Stock Trust was a revocable, grantor trust of which our founder, Dr. John Sperling, was the grantor and sole trustee. Consistent with previously disclosed expectations, the Voting Stock Trust was amended and restated on July 3, 2014 to make it irrevocable, and to appoint as successor trustees Mr. Peter V. Sperling, Ms. Terri Bishop and Ms. Darby Shupp. Concurrent with the Trust amendment, Dr. Sperling ceased to serve as a trustee. Each of the successor trustees is a member of our Board of Directors. Mr. Peter Sperling is the Chair of our Board of Directors and is the beneficial owner of approximately 49% of our outstanding Class B common shares and approximately 3.7% of our outstanding Class A, nonvoting, common shares. Ms. Bishop is the Vice Chair of our Board of Directors. The trustees of the Trust, acting by majority vote, have the sole power, to appoint successor and additional trustees of the Voting Stock Trust.

Dr. Sperling retains a limited power to direct the disposition of the shares held by the Voting Stock Trust during his lifetime or upon his death, subject to the transfer restrictions in the Shareholder Agreement among us and the holders of our Class B common stock, dated September 7, 1994, as amended, relating to the ownership and transfer of our Class B common stock. Under the terms of the Voting Stock Trust, no such transfer, if any, may benefit Dr. Sperling, his estate or other specified persons associated with Dr. Sperling and his estate.

As previously announced, the foregoing amendments to the Voting Stock Trust were considered in March 2014 by the U.S. Department of Education and found to be excluded from the Department’s change of control approval process, and such amendments were approved in November 2013 and again in June 2014 by the Higher Learning Commission, the principal accreditor of Apollo’s accredited higher education institutions, including University of Phoenix, as an approved change of control.

HLC’s approval of the proposed changes in the Voting Stock Trust is subject to the condition that each accredited Apollo institution hosts a visit by HLC within six months after the effectiveness of the change focused on ascertaining the appropriateness of the approval, implications for succession planning, and the effect, if any, of the change in trust arrangements on Apollo and the relevant institution and their ability to continue to meet HLC’s Criteria for Accreditation and Assumed Practices.

No consideration was paid by or to Dr. Sperling or Apollo in connection with these amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Education Group, Inc.

July 7, 2014	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer